American High-Income Trust
333 South Hope Street, Los Angeles, California 90071
Telephone (213) 486-9200

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$332,475
Class B	$26,297
Class C	$31,679
Class F	$35,873
Total	$426,324
Class 529-A	$3,811
Class 529-B	$630
Class 529-C	$1,471
Class 529-E	$207
Class 529-F	$166
Class R-1	$311
Class R-2	$3,850
Class R-3	$5,443
Class R-4	$3,183
Class R-5	$3,721
Total	$22,793

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.4710
Class B	$0.4239
Class C	$0.4214
Class F	$0.4703
Class 529-A	$0.4669
Class 529-B	$0.4170
Class 529-C	$0.4173
Class 529-E	$0.4495
Class 529-F	$0.4808
Class R-1	$0.4182
Class R-2	$0.4205
Class R-3	$0.4483
Class R-4	$0.4674
Class R-5	$0.4864

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	747,815
Class B	62,758
Class C	80,809
Class F	85,012
Total	976,394
Class 529-A	8,974
Class 529-B	1,594
Class 529-C	3,856
Class 529-E	498
Class 529-F	388
Class R-1	850
Class R-2	10,037
Class R-3	13,533
Class R-4	7,936
Class R-5	8,403
Total	56,069

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$12.71
Class B	$12.71
Class C	$12.71
Class F	$12.71
Class 529-A	$12.71
Class 529-B	$12.71
Class 529-C	$12.71
Class 529-E	$12.71
Class 529-F	$12.71
Class R-1	$12.71
Class R-2	$12.71
Class R-3	$12.71
Class R-4	$12.71
Class R-5	$12.71